LIBERTY NEWPORT GLOBAL EQUITY FUND
                       A SERIES OF LIBERTY FUNDS TRUST III

                THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES


          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 19, 2000

The signers of this proxy hereby appoint __________, ___________ and _________, and each of them, proxies of the signers, with power of substitution to each to represent and vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern time on December 19, 2000 at the offices of Colonial Management Associates, Inc., One Financial Center, Boston, Massachusetts, and at any adjournments, as specified herein, and in accordance with their best judgment, on any other business that may properly come before the Meeting.


|X|   Please mark votes as
      in this example

This proxy when properly executed will be voted in the manner directed below and, absent direction, will be voted FOR proposals 1 and 2 listed below.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees recommend a vote FOR each proposal.

1.    Proposal to approve the Agreement and Plan of           |_| FOR     |_| AGAINST                                   |_| ABSTAIN
      Reorganization with respect to the acquisition of the
      Liberty Newport Global Equity Fund by the Liberty Newport
      Global Utilities Fund.

2.    Proposal to elect eleven Trustees:                                   |_| FOR ALL NOMINEES

      (01) Douglas A. Hacker                                               |_| WITHHELD FROM ALL
      (02) Janet Langford Kelly                                                NOMINEES
      (03) Richard W. Lowry
      (04) Salvatore Macera                                                |_| FOR ALL NOMINEES EXCEPT AS
      (05) William E. Mayer                                                    NOTED
      (06) Charles Nelson
      (07) John J. Neuhauser
      (08) Joseph R. Palombo
      (09) Thomas E. Stitzel
      (10) Thomas C. Theobald
      (11) Anne-Lee Verville                                              NOTE:  Please sign exactly as name appears
                                                                          thereon. When signing as attorney,
                                                                          executor, administrator, trustee
                                                                          or guardian, please give full
                                                                          title as such. If a corporation,
                                                                          please sign in full corporate name
                                                                          by President or other authorized officer.
                                                                          If a partnership, please sign in the
                                                                          partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE                                              Signature:____________Date:_____
ENCLOSED ENVELOPE.
                                                                           Signature:____________Date:_____

                   TWO NEW CONVENIENT WAYS TO VOTE YOUR PROXY

PROXY VOTING--QUICK AND CONVENIENT

The enclosed proxy statement provides details on important issues affecting your Liberty and Stein Roe Funds. The Board of Trustees recommends that you vote for all proposals.

For the first time, we are offering two new ways to vote: by internet or fax. These methods may be quicker and more convenient than the traditional method of mailing back your proxy card. Please follow the simple instructions on this proxy insert.

If you are voting by internet or fax, you SHOULD NOT mail your proxy card.

YOUR PROXY VOTE IS IMPORTANT!

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VOTE BY INTERNET:                                           VOTE BY FAX:
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-    Read the proxy statement and have your proxy           -    Read the proxy statement.
     card available.
                                                            -    Fax your proxy card to 1-800-733-1885.
-    Visit our Web site (www.libertyfunds.com or
     www.steinroe.com) and go to "Proxy Voting."

-    When you are ready to vote, click on the blue
     "Vote My Proxy" link.

- Enter the 14-digit Control Number from your proxy card.

-    Follow the instructions provided on the site.
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